UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2011
Immediatek, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Freeport Parkway, Suite 220 Irving, Texas	75063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 661-6565
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On March 17, 2011, Officeware Corporation, or Officeware, our wholly-owned subsidiary, entered into a Commercial Lease, by and between Officeware Corporation and Chow Family LLC. Pursuant to the Commercial Lease, Officeware will lease from Chow Family LLC approximately 9,900 square feet of office space at 3301 Airport Freeway, Bedford, Texas. Initially, the rent is approximately $7,400 per month plus Officeware’s pro rata share of the projected monthly expenses for the property. After the first 24 months of the term of the Commercial Lease the base rent increases periodically in accordance with a set schedule contained in the Commercial Lease. The term of the Commercial Lease is from May 1, 2011 until October 31, 2016. The description of the Commercial Lease contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Commercial Lease, a copy of which is set forth as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.
The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

10.1	Commercial Lease, by and between Officeware Corporation and Chow Family LLC dated March 17, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc., a Nevada corporation
Date: March 23, 2011	By:	/s/ Timothy Rice
		Name:	Timothy Rice
		Title:	President

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Commercial Lease, by and between Officeware Corporation and Chow Family LLC dated March 17, 2011.